UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION


                         Washington, D.C. 20549


                                FORM 8-K


                             CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of
                   the Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported): March 11, 2005



                         EXCEL TECHNOLOGY, INC.

         (Exact name of Registrant as specified in Charter)


          Delaware                    0-19306            11-2780242
(State or other jurisdiction of    (Commission         (I.R.S. Employer
         Incorporation)            File Number)      Identification No.)


                 41 Research Way, E. Setauket, NY 11733
          ..................................................
          (Address of Principal Executive Offices) (zip code)

   Registrant's Telephone Number, including area code:  (631)-784-6175
                                                        ..............

                             Not applicable
      ............................................................
      (Former name or former address, if changed since last report)




ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On March 11, 2005, Excel Technology, Inc. (the "Company") amended its employment agreement with Antoine Dominic, the Company's Chief Executive Officer, to extend the term of the agreement to October 9, 2006 and to provide for a severance payment in the event of Mr. Dominic's voluntary resignation on account of a Change of Control. The severance payment shall equal 300% of Mr. Dominic's base salary for the year in which the Change in Control takes place (but in no event less than $1,000,000) plus a gross-up of any excise tax payable by Mr. Dominic with respect to any portion of such payment constituting an excess parachute payment under Section 280G of the Internal Revenue Code.

     This description of the amendment to the employment agreement is qualified by reference to amendment, a copy of which is filed herewith as
Exhibit 10.1.


ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

      (c)  Exhibits.

           10.1 Amendment to Employment Agreement with Antoine Dominic, dated March 11, 2005.

                               SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           EXCEL TECHNOLOGY, INC.


Date: March 11, 2005
                                           By:/s/ Antoine Dominic
                                              ......................
                                              Antoine Dominic, President
                                              and Chief Executive Officer




                            EXHIBIT INDEX

Exhibit
 Number                       Document
.........                      ........

  10.1 Amendment to Employment Agreement with Antoine Dominic, dated March 11, 2005.




Exhibit 10.1


March 11, 2005


Mr. Antoine Dominic
30 Legend Circle
Melville NY 11747

     Re:    Employment Agreement

Dear Antoine:

     Reference is made to the employment agreement ("Employment
Agreement"), dated as of October 10, 2000, by and between you and Excel Technology, Inc. (the "Corporation"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Employment Agreement.

     When agreed to and accepted by you in the space provided below, the Employment Agreement shall be amended, as follows:

     1. The Employment Period in Section 2.01 shall be extended through October 9, 2006.

     2.    A new Section 5.05 shall be added to read as follows:

           "5.05 Notwithstanding anything to the contrary contained in the provisions of the last sentence of Section 5.04 hereof, if the Employee voluntarily leaves the employ of the Company on account of a Change of Control (as defined below), then the Employee shall be entitled to a payment equal to 300% of Employee's base salary for the year in which the Change of Control takes place (but in no event less than $1,000,000), plus a gross-up of any excise tax payable by Employee with respect to any portion of such payment constituting an excess parachute payment under Section 280G of the Internal Revenue Code. For purposes of this Section, a Change of Control shall mean (a) the acquisition by any person (including a person defined in Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934 ("Exchange Act")), entity or group (excluding for this purpose, Employee, any person (as defined above), entity or group of which Employee is a member, or any employee benefit plan of the Company or its subsidiaries) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors, (b) the sale of substantially all of the assets of the Company in a transaction or series of transactions, (c) the merger of the Company with another entity where the Company is not the surviving entity, or
            (d) individuals who, as of the date hereof, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board."

     This agreement may be executed in several counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

     Except as amended or modified herein, the Employment Agreement shall remain in full force and effect.

                                        Sincerely,

                                        EXCEL TECHNOLOGY, INC.


                                        By:  /s/ J. Donald Hill
                                             ...........................
                                             J. Donald Hill, Chairman of
                                             the Board

AGREED TO AND ACCEPTED:


/s/ Antoine Dominic
.........................
    Antoine Dominic